CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights”, “Selective Disclosure of the Funds’ Portfolio Holdings” “Table of Contents”, and “Independent Registered Public Accounting Firm” in the Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A No. 333-05265) under the Securities Act of 1933 and related Prospectus and Statement of Additional Information of the Driehaus Mutual Funds (comprising the Driehaus International Small Cap Growth Fund, Driehaus International Discovery Fund, Driehaus Emerging Markets Growth Fund, Driehaus Global Growth Fund, Driehaus Mid Cap Growth Fund, Driehaus Large Cap Growth Fund, and Driehaus Active Income Fund) and to the incorporation by reference therein of our reports dated February 26, 2010 with respect to the financial statements of the Driehaus Mutual Funds included in its Annual Reports for the periods ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
April 23, 2010